May 30, 2012

VIA EMAIL AND FIRST CLASS MAIL

Mauro Dacomo
Petersen Energía, S.A.
c/o Grupo Petersen
Cerrito 740, Piso 1
(C1010AAP) Buenos Aires
Argentina
Facsimile Number: +54-11-5555-0162
mdacomo@petersenenergia.com.ar

Re:
Seller Credit Agreement dated as of February 21, 2008 (as modified and supplemented and in effect on the date hereof, the “Seller Credit Agreement”) among Petersen Energia, S.A., as borrower (the “Borrower”), Repsol YPF S.A. (the “Seller”) and The Bank of New York, as collateral agent (the “Collateral Agent”).

Dear Sirs,

Reference is made to the Seller Credit Agreement.  This letter is delivered by us in our capacity as Seller and Lender.  Except as otherwise specified herein, capitalized terms used in this letter have the meanings given to them in the Seller Credit Agreement.

We hereby notify you that, pursuant to the terms of the Seller Credit Agreement, (i) an Event of Default under clause (f) of Article VII of the Seller Credit Agreement has occurred and is continuing as a result of the failure of the Borrower to deliver its annual financial statements required by Section 5.01 (a) of the Seller Credit Agreement within 90 days after the end of its fiscal year ending December 31, 2011 which failure has continued beyond the applicable grace period; (ii) an Event of Default under clause (b) of Article VII of the Seller Credit Agreement has occurred as a result of the failure of the Borrower to pay principal and interest on the Loans due under the Senior Term Loan Agreement; and (iii) a Default or Event of Default under clause (f) of Article VII of the Seller Credit Agreement may have occurred and be continuing us a result of the occurrence on or prior to the date hereof of a Default or Event of Default under the Senior Term Loan Agreement, as evidenced by the letters dated May 11, 2012 and May 15, 2012, sent to you by Credit Suisse AG, London Branch, in its capacity as Administrative Agent of the Senior Term Loan Agreement.

As a result of the Events of Default detailed above, pursuant to Article VII of the Seller Credit Agreement we hereby declare the Loan outstanding to be due and payable in whole; therefore, the principal of the Loan, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Seller Credit Agreement, are now due and payable immediately, without presentment, demand, protest or other notice of any kind.

Without in any way limiting the foregoing, the Collateral Agent and the Lender (i) reserve all rights as to whether any other Defaults or Events of Default exist under the Seller Credit Agreement and further (ii) do not waive any such Defaults or Events of Defaults that exist or may in the future exist under the Seller Credit Agreement and (iii) expressly reserve the right to exercise any and all of their respective rights, remedies, powers, privileges and defenses arising as a result of any of the Defaults or Events of Defaults detailed herein, and any others that exist, or may exist in the future under the Seller Credit Agreement, and no failure in the part of the Collateral Agent and the Lender to exercise and no delay in exercising, including without limitation the right to take any enforcement actions, and no course of dealing with respect to, any right, remedy, power, privilege and defense under the Seller Credit Agreement, any other Loan Document or any other document related thereto, at law or in equity or otherwise, arising as the result of any Default or Event of Default detailed herein or that may exist now or in the future, or the occurrence thereof, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege and defense under the Seller Credit Agreement, any other Loan Document or any other document related thereto, at law or in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege and defense.  The rights, remedies, powers, privileges and defenses provided for by the Seller Credit Agreement, the other Loan Document and any other document related thereto are cumulative, may be exercised separately, successively or concurrently at the sole discretion of the Collateral Agent and the Lender, and are not exclusive of any rights, remedies, powers, privileges and defenses provided at law, in equity or otherwise.

You are hereby advised that (i) no previous or future correspondence or discussions among the Borrower and its members, officers, directors, shareholders, employees, agents, affiliates, subsidiaries and assigns (collectively, the “Borrowers Parties”), the Lender, the Collateral Agent or any other person regarding any Default or Event of Default or the obligations owed by any Borrower Party shall constitute a waiver, estoppel, agreement to forbear or limitation of the rights, remedies, powers, privileges and defenses of the Collateral Agent and the Lender under the Loan Documents, applicable law or otherwise and (ii) neither the delivery of this letter, nor the prior or future collection of any interest, principal or other amount by the Collateral Agent or the Lender with respect to the Seller Credit Agreement, any other Loan Document or any other document related thereto shall be construed to limit or waive the right of the Collateral Agent and the Lender to receive any and all other sums which are or may become due or payable under the Seller Credit Agreement, any other Loan Document or any other document related thereto or otherwise, including without limitation costs of collection, costs of enforcement and late payment charges.

This letter shall be construed in accordance with and governed by the law of the State of New York.

CC:
Latham & Watkins
Credit Suisse AG, London Branch
The Bank of New York Mellon, as Collateral Agent

Very truly yours,

REPSOL YPF, S.A.

By: /s/ Miguel Martinez San Martin
Name: Mr. Miguel Martinez San Martin
Title: Chief Financial Officer

May 30, 2012

VIA EMAIL AND FIRST CLASS MAIL

Ignacio Morán and Mauro Dacomo
Petersen Energía Inversora S.A.U.,
c/o Velázquez 9, Planta 1
28006 Madrid
Spain
Facsimile Number: +54-11-5555-0162
mdacomo@petersenenergia.com.ar
imoran@petersenenergia.com.ar

With a copy to:

Ignacio Morán and Mauro Dacomo
Cerrito 740, Piso I
(C1010AAP) Buenos Aires
Argentina

Re:
Seller Credit Agreement dated as of May 19, 2011 (as modified and supplemented and in the effect on the date hereof, the “Seller Credit Agreement”) among Petersen Energía Inversora, S.A., as borrower (the “Borrower”), Repsol YPF S.A. (the “Seller”) and The Bank of New York, as collateral agent (the “Collateral Agent”).

Dear Sirs,

Reference is made to the Seller Credit Agreement.  This letter is delivered by us in our capacity as Seller and Lender.  Except as otherwise specified herein, capitalized terms used in this letter have the meanings given to them in the Seller Credit Agreement.

We hereby notify you that, pursuant to the terms of the Seller Credit Agreement, (i) an Event of Default under clause (f) of Article VII of the Seller Credit Agreement has occurred and is continuing as a result of the failure of the Borrower to deliver its annual financial statements required by Section 5.01 (a) of the Seller Credit Agreement within 90 days after the end of its fiscal year ending December 31, 2011 which failure has continued beyond the applicable grace period; (ii) an Event of Default under clause (b) of Article VII of the Seller Credit Agreement has occurred as a result of the failure of the Borrower to pay principal and interest on the Loans due under the Petersen I Senior Credit Facility and (iii) a Default or Event of Default under clause (i) of Article VII of the Seller Credit Agreement may have occurred and be continuing as a result of the occurrence on or prior to the date hereof of a Default or Event of Default under the Petersen I Senior Credit Facility, as evidenced by the letters dated May 11, 2012, and May 15, 2012 sent to you by Credit Suisse AG, London Branch, in its capacity as Administrative Agent of the Petersen I Senior Credit Facility.

As a result of the Events of Default detailed above, pursuant to Article VII of the Seller Credit Agreement we hereby declare the Loan outstanding to be due and payable in whole; therefore, the principal of the Loan, together with accrued interest thereon and all fees and other obligations of the Borrower accrued under the Seller Credit Agreement, are now due and payable immediately, without presentment, demand, protest or ether notice of any kind.

Without in any way limiting the foregoing, the Collateral Agent and the Lender (i) reserve all rights as to whether any other Defaults or Events of Default exist under the Seller Credit Agreement and further (ii) do not waive any such Defaults or Events of Defaults that exist or may in the future exist under the Seller Credit Agreement and (iii) expressly reserve the right to exercise any and all of their respective rights, remedies, powers, privileges and defenses arising as a result of any of the Defaults or Events of Defaults detailed herein, and any others that exist, or may exist in the future under the Seller Credit Agreement, and no failure on the part of the Collateral Agent and the Lender to exercise and no delay in exercising, including without limitation the right to take any enforcement actions, and no course of dealing with respect to, any right, remedy, power, privilege and defense under the Seller Credit Agreement, any other Loan Document or any other document related thereto, at law or in equity or otherwise, arising as the result of any Default or Event of Default detailed herein or that may exist now or in the future, or the occurrence thereof, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege and defense under the Seller Credit Agreement, any other Loan Document or any other document related thereto, at law or in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege and defense.  The rights, remedies, powers, privileges and defenses provided for by the Seller Credit Agreement, the other Loan Document and any other document related thereto are cumulative, may be exercised separately, successively or concurrently at the sole discretion of the Collateral Agent and the Lender, and are not exclusive of any fights, remedies, powers, privileges and defenses provided at law, in equity or otherwise.

You are hereby advised that (i) no previous or future correspondence or discussions among the Borrower and its members, officers, directors, shareholders, employees, agents, affiliates, subsidiaries and assigns (collectively, the “Borrowers Parties”), the Lender, the Collateral Agent or any other person regarding any Default or Event of Default or the obligations owed by any Borrower Party shall constitute a waiver, estoppel, agreement to forbear or limitation of the rights, remedies, powers, privileges and defenses of the Collateral Agent and the Lender under the Loan Documents, applicable law or otherwise and (ii) neither the delivery of this letter, nor the prior or future collection of any interest, principal or other Amount by the Collateral Agent or the Lender with respect to the Seller Credit Agreement, any other Loan Document or any other document related thereto shall be construed to limit or waive the right of the Collateral Agent and the Lender to receive any and all other sums which are or may become due or payable under the Seller Credit Agreement, any other Loan Document or any other document related thereto or otherwise, including without limitation costs of collection, costs of enforcement and late payment charges.

This letter shall be construed in accordance with and governed by the law of the State of New York.

CC:
Latham & Watkins
Credit Suisse AG, London Branch
The Bank of New York Mellon, as Collateral Agent

Very truly yours,

REPSOL YPF, S.A.

By: /s/ Miguel Martinez San Martin
Name: Mr. Miguel Martinez San Martin
Title: Chief Financial Officer